   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 2001
                                                   REGISTRATION NO. 333-________
                                                  REGISTRATION NO. 333-______-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
SECOND BANCORP INCORPORATED                       SECOND BANCORP CAPITAL TRUST I
(EXACT NAME OF CO-REGISTRANT                    (EXACT NAME OF CO-REGISTRANT AS
AS SPECIFIED IN ITS CHARTER)                        SPECIFIED IN ITS CHARTER)
                               ------------------

         OHIO                                               DELAWARE
(STATE OR OTHER JURISDICTION OF                 (STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)                    INCORPORATION OR ORGANIZATION)

      34-1547453                                           34-7144550
(I.R.S. EMPLOYER IDENTIFICATION NO.)        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              108 MAIN AVENUE, S.W.
                                WARREN, OH 44481
                                 (330) 841-0123
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF CO-REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                               ------------------
                               CHRISTOPHER STANITZ
                     EXECUTIVE VICE PRESIDENT AND SECRETARY
                              108 MAIN AVENUE, S.W.
                                WARREN, OH 44481
                                 (330) 841-0234
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ------------------
                                   COPIES TO:
     CHARLES S. DEROUSIE, ESQ.                       THOMAS C. ERB, ESQ.
   ELIZABETH TURRELL FARRAR, ESQ.                     TOM W. ZOOK, ESQ.
VORYS, SATER, SEYMOUR AND PEASE LLP                LEWIS, RICE & FINGERSH, L.C.
        52 EAST GAY STREET                         500 N. BROADWAY, SUITE 2000
           P.O. BOX 1008                            ST. LOUIS, MISSOURI 63102
      COLUMBUS, OH 43216-1008                            (314) 444-7600
         (614) 464-6400
                               ------------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [X] 333-68910; 333-68910-01
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------------

                  CALCULATION OF ADDITIONAL REGISTRATION FEE

--------------------------------------- ------------------ ----------------------- ------------------------- -----------------------
 TITLE OF EACH CLASS OF SECURITIES TO     AMOUNT TO BE       PROPOSED MAXIMUM         PROPOSED MAXIMUM      AMOUNT OF REGISTRATION
             BE REGISTERED                REGISTERED (1)   OFFERING PRICE PER UNIT AGGREGATE OFFERING PRICE          FEE (2)
--------------------------------------- ------------------ ----------------------- ------------------------- -----------------------
9.00% Cumulative Trust Preferred
Securities of Second Bancorp Capital
Trust I                                       210,000                $10                  $2,100,000                 $525
--------------------------------------- ------------------ ----------------------- ------------------------- -----------------------
9.00% Subordinated Debentures due 2031
of Second Bancorp Incorporated (3)(4)                                                                                None
--------------------------------------- ------------------ ----------------------- ------------------------- -----------------------
Guarantee of Preferred Securities
(3)(5)                                                                                                               None
--------------------------------------- ------------------ ----------------------- ------------------------- -----------------------

(1) Includes 10,000 additional 9.00% Cumulative Trust Preferred Securities (the "Trust Securities") which may be sold by Second Bancorp Capital
     Trust I to cover over-allotments, if any.
(2)  The registration fee is calculated in accordance with Rule 457(a), (i) and
     (n).
(3) This Registration Statement is deemed to cover the 9.00% Subordinated Debentures due 2031 of Second Bancorp Incorporated, the rights of holders of the 9.00% Subordinated Debentures of Second Bancorp Incorporated under the Indenture, and the rights of holders of the 9.00% Cumulative Trust Preferred Securities under the Amended and Restated Trust Agreement, the Preferred Securities Guarantee Agreement and the Agreement as to Expenses and Liabilities entered into by Second Bancorp Incorporated.
(4) The 9.00% Subordinated Debentures due 2031 will be purchased by Second Bancorp Capital Trust I with the proceeds of the sale of the 9.00% Cumulative Trust Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the 9.00% Cumulative Trust Preferred Securities of Second Bancorp Capital Trust I upon its dissolution and the distribution of its assets.
(5)  No separate consideration will be received for the Guarantee.

                               ------------------

     This Registration Statement is being filed with respect to the registration of additional Trust Securities of Second Bancorp Capital Trust I (the "Additional Trust Securities") and additional 9.00% Subordinated Debentures due 2031 of Second Bancorp Incorporated and the guarantee of Second Bancorp Incorporated with respect to the Additional Trust Securities, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement (Registration Nos. 333-68910 and 333-68910-01) filed by Second Bancorp Incorporated and Second Bancorp Capital Trust I with the Securities and Exchange Commission on September 4, 2001, as amended by a Pre-Effective Amendment filed with the Securities and Exchange Commission on September 18, 2001, including the exhibits thereto, and declared effective by the Securities and Exchange Commission on September 24, 2001, are incorporated in this Registration Statement by reference.

     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Second Bancorp Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on the 25th day of September, 2001.



                                     SECOND BANCORP INCORPORATED
                                     (Co-Registrant)


                                     By: /s/ Christopher Stanitz
                                         ------------------------------------------------------
                                     Printed Name:  Christopher Stanitz
                                                   --------------------------------------------
                                     Title: Executive Vice President
                                            ---------------------------------------------------


Pursuant to the requirements of the Securities Act of 1933, Second Bancorp Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on the 25th day of September, 2001.



                                     SECOND BANCORP CAPITAL TRUST I
                                     (Co-Registrant)


                                     By: Second Bancorp Incorporated, as
                                     Depositor


                                     By: /s/ Christopher Stanitz
                                         ------------------------------------------------------
                                     Printed Name:  Christopher Stanitz
                                                   --------------------------------------------
                                     Title: Executive Vice President
                                            ---------------------------------------------------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




NAME                                        TITLE                                                DATE
----                                        -----                                                ----

* R.L. (Rick) Blossom                       President, Chief Executive Officer,           September 25, 2001
------------------------------------
R.L. (Rick) Blossom                         Chairman and Director


* David L. Kellerman                        Principal Financial Officer and               September 25, 2001
------------------------------------
David L. Kellerman                          Principal Accounting Officer


* David A. Allen, Jr.                       Director                                      September 25, 2001
------------------------------------
David A. Allen, Jr.


* John A. Anderson                          Director                                      September 25, 2001
------------------------------------
John A. Anderson


* Alan G. Brant                             Director                                      September 25, 2001
------------------------------------
Alan G. Brant


* John C. Gibson                            Director                                      September 25, 2001
------------------------------------
John C. Gibson


* Norman C. Harbert                         Director                                      September 25, 2001
------------------------------------
Norman C. Harbert


* James R. Izant                            Director                                      September 25, 2001
------------------------------------
James R. Izant


* Phyllis J. Izant                           Director                                     September 25, 2001
------------------------------------
Phyllis J. Izant


* John L. Pogue                             Director                                      September 25, 2001
------------------------------------
John L. Pogue


* R. J. Wean, III                           Director                                      September 25, 2001
------------------------------------
R. J. Wean, III



*By Christopher Stanitz pursuant to Powers of Attorney executed by the directors and executive officers listed above, which Powers of Attorney are filed herewith with the Securities and Exchange Commission

/s/ Christopher Stanitz
-------------------------------------------
Name:  Christopher Stanitz
Title: Executive Vice President

                                  EXHIBIT INDEX

     Exhibit
     ----------

     5.1 Opinion of Vorys, Sater, Seymour and Pease LLP.

     5.2 Opinion of Richards, Layton & Finger, P.A.


     8.1 Opinion of Vorys, Sater, Seymour and Pease LLP as to certain tax matters.


     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Vorys, Sater, Seymour and Pease LLP (included in opinions filed as Exhibits 5.1 and 8.1).

     23.3 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.2).